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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                  INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Coyote Ventures Corp. on Amendment No. 1 to the Form SB-2 of our Auditors' Report, dated October 4, 2000, on the balance sheet of Coyote Ventures Corp. as of August 31, 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the period from the date of organization, May 26, 2000 to August 31, 2000.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                              /s/ MORGAN & COMPANY

April 11, 2001                                Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1